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                                                                  Exhibit 24(vi)

                               POWER OF ATTORNEY
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        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman,
President and Chief Executive Officer and Director NACCO Industries, Inc. hereby constitutes and appoints Frank B. O'Brien, Charles A. Bittenbender and Steven M. Billick, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the behalf of the undersigned as Chairman, President and Chief Executive Officer and Director or NACCO Industries, Inc., a Delaware corporation, an Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 1994, and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.





Date March 24, 1995                          /s/ Alfred M. Rankin, Jr.
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                                             Alfred M. Rankin, Jr.